SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

June 17, 2015

Evolving Systems, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-34261 (Commission File Number)	84-1010843 (I.R.S. Employer Identification No.)

9777 Pyramid Court, Suite 100, Englewood, Colorado	80112
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 802-1000

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                                           Submission of Matters to a Vote of Security Holders

Evolving Systems held its Annual Meeting of Stockholders on June 17, 2015 (“Annual Meeting”) at the Company’s headquarters in Englewood, Colorado.  The Company is providing the following information regarding the results of the matters voted on by stockholders at the Annual Meeting.

Thaddeus Dupper, David J. Nicol, David S. Oros, Richard R. Ramlall, Julian D. Singer, and John B. Spirtos were elected to the Board of Directors. The stockholders also approved the amendment to the Company’s 2007 Stock Incentive Plan; approved, on a non-binding, advisory basis, the compensation paid to our named executive officers;  and they also ratified the Board of Directors’ appointment of Friedman LLP as the Company’s independent registered public accounting firm for the year ended December 31, 2015.

The final voting results on these matters were as follows:

1.                          Election of Directors

Name	Votes For	Votes Withheld	Broker Non-Vote	Percentage For
Thaddeus Dupper	8,046,283	143,779	2,493,188	69%
David J. Nicol	8,079,318	110,744	2,493,188	69%
David S. Oros	8,078,732	111,330	2,493,188	69%
Richard R. Ramlall	7,971,358	318,704	2,493,188	68%
Julian D. Singer	7,863,598	326,464	2,493,188	67%
John B. Spirtos	7,870,852	319,210	2,493,188	67%

2.                          Amendment of 2007 Stock Incentive Plan.

Votes For	Votes Against	Votes Abstain	Broker Non-Vote	Percentage For
8,053,072	130,737	6,253	2,493,188	69%

3.                          Advisory Vote on Executive Compensation.

Votes For	Votes Against	Votes Abstain	Broker Non-Vote	Percentage For
7,533,793	642,146	14,123	2,493,188	65%

4.                          Ratification of the selection of Friedman LLP as our independent registered public accounting firm to audit the consolidated financial statements of Evolving Systems for its fiscal year ending December 31, 2015.

Votes For	Votes Against	Votes Abstain	Broker Non-Vote	Percentage For
10,638,317	14,570	30,363	0	91%

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  June 22, 2015

Evolving Systems, Inc.

By:	/s/ DANIEL J. MOORHEAD
Daniel J. Moorhead
Vice President, Finance & Administration